Exhibit 10.3
SECOND AMENDMENT TO LEASE
     This Second Amendment to Lease (“Second Amendment”), dated as of July 31st, 2006 (the “Effective Date), is entered into by and between Bently Holdings California LP, a California limited partnership (“Landlord”), and Redwood Trust, Inc., a Maryland corporation (“Tenant”).
RECITALS
     A.      LB Strawberry LLC, as landlord, and Tenant entered into that certain Belvedere Place Office Lease dated February 27, 2003, and amended by that certain First Amendment to Belvedere Place Office Lease dated April 10, 2003 (collectively, the “Lease”) for the premises consisting of approximately nineteen thousand nine hundred eighty-two (19,982) rentable square feet (the “Premises”) on the third floor of the building located at One Belvedere Place, Mill Valley California (the “Building”).
     B.      In November 2003, Landlord acquired the Building, together with the other building and improvements known as Belvedere Place, and all right, title and interest of LB Strawberry in and to the Lease, as landlord, was assigned to Landlord.
     C.      The Term of the Lease is scheduled to expire on May 31, 2013. The Lease provides Tenant with one option to extend the Term of the Lease for an additional period of sixty (60) months.
     D.      Landlord and Tenant now desire to enter into this Second Amendment to amend the Lease to grant Tenant one additional option to extend the Term of the Lease for a period of five (5) years.
AGREEMENT

     In consideration of the mutual covenants set forth herein, and other valuable consideration, Landlord and Tenant agree as follows:
     1.      Notwithstanding anything to the contrary to contained in the Lease:
     A.       Options to Extend the Term. Section 40(a) of the Lease is hereby deleted and replaced with the following:
               (i)       Extension Terms.
          (1)      First Extension Term. Landlord grants to Tenant an option to extend the Initial Term (the “First Extension Option”) with respect to all (but not less than all) of the rentable area of the Premises leased by Tenant as of the Expiration Date of the Initial Term for five (5) years (the “First Extension Term”). The First “Extension Term shall commence immediately following the Expiration Date of the Initial Term. The First Extension Option shall be exercised, if at all, by written notice to Landlord at any time during the Initial Term on or before the date that is one hundred eighty (180) days prior to the Expiration Date, which notice shall be irrevocable by Tenant, Notwithstanding the foregoing, if an Event of Default (following the expiration of all applicable cure period without cure) exists under this Lease either at the time Tenant exercises the First Extension Option or at any time thereafter prior to on upon the commencement of the First Extension Term, Landlord shall have, in addition to all of Landlord’s other rights and remedies under this Lease, the right to terminate the First Extension Option and to cancel unilaterally Tenant’s exercise of the First Extension Option, in which event the Expiration Date of this Lease shall be and remain the then scheduled Expiration Date, and Tenant shall have no further rights under this Lease to renew or extend the Term.
          (2) Second Extension Term. Landlord grants to Tenant an option to extend Term of this Lease (the “Second Extension Option”) with respect to all (but not less than all) of the rentable area of the Premises leased by Tenant as of the Expiration Date of the First Extension Term for five (5) years (the “Second Extension Term”). The Second Extension Term shall commence immediately following the Expiration Date of the First Extension Term. The Second Extension Option shall be exercised, if at all, by written notice to Landlord at any time during the First Extension Term on or before the date that is one hundred eighty (180) days prior to the Expiration Date of the First Extension Term, which notice shall be irrevocable by Tenant. Notwithstanding the foregoing, if an Event of Default (following the expiration of all applicable cure period without cure) exists under this Lease either at the time Tenant exercises the Second Extension Option or at any time thereafter prior to or upon the commencement of the Second Extension Term, Landlord shall have, in addition to all of Landlord’s other rights and remedies under this Lease, the right to terminate the Second Extension Option and to cancel unilaterally Tenant’s exercise of the Second Extension Option, in which event the Expiration Date of this Lease shall be and remain the then scheduled Expiration Date of the First Extension Term, and Tenant shall have no further rights under this Lease to renew or extend the Term
B.	No Other Modifications. Except as amended and modified herein, the Lease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Second Amendment and the terms and conditions of the Lease, the terms and conditions of this Second Amendment shall govern and control.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

LANDLORD			TENANT

BENTLY HOLDINGS CA LP,			REDWOOD TRUST, INC.
A California Limited Partnership			a Maryland Corporation

By:	/s/ Chris Bently	By:	/s/ Harold F. Zagunis

Name:	Chris Bently	Name:	Harold F. Zagunis, CFO

Date:	7/27/06	Date:	7/31/06

By:	/s/ Amber Marie Bently

Name:	Amber Marie Bently

Date:	7/27/06

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